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                                                                   EXHIBIT 23(a)


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Cullen/Frost Bankers, Inc. and Cullen/Frost Capital Trust I for the registration and exchange of $100,000,000 of the 8.42% Capital Securities, Series A, of Cullen/Frost Capital Trust I and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


San Antonio, Texas
March 11, 1997